UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2013

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information.

LRR Energy, L.P. (the “Partnership”) is a Delaware limited partnership formed in April 2011 by Lime Rock Management LP, an affiliate of Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”) and Lime Rock Resources C, L.P. (“LRR C”) to operate, acquire, exploit and develop producing oil and natural gas properties in North America with long-lived, predictable production profiles. As used herein, references to “Fund I” refer collectively to LRR A, LRR B and LRR C and references to “Fund II” refer collectively to Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P.

On January 3, 2013, the Partnership completed an acquisition from Fund I of certain oil and natural gas properties located in the Mid-Continent region in Oklahoma for a purchase price of $21.0 million, subject to customary purchase price adjustments (the “January 2013 Acquisition”). In addition, as part of the January 2013 Acquisition, the Partnership acquired in the money commodity hedge contracts valued at approximately $1.7 million as of the closing of the January 2013 Acquisition. The January 2013 Acquisition was effective October 1, 2012. In June 2013, the Partnership paid $0.4 million in cash to Fund I related to post-closing adjustments to the purchase price. The Partnership funded the January 2013 Acquisition with borrowings under its revolving credit facility.

On April 1, 2013, the Partnership completed an acquisition from Fund II of certain oil and natural gas properties located in the Mid-Continent region in Oklahoma for a purchase price of $38.2 million (the “April 2013 Acquisition”). As part of the April 2013 Acquisition, the Partnership acquired in the money crude oil hedges valued at approximately $0.4 million as of the closing of the April 2013 Acquisition. The April 2013 Acquisition was effective April 1, 2013. The Partnership funded the April 2013 Acquisition with proceeds from its March 2013 equity offering.

As described in our Quarterly Report on Form 10-Q for the period ended June 30, 2013 and within this Current Report on Form 8-K, our acquisitions of properties from Fund I and Fund II were accounted for as transactions between entities under common control. The purpose of this Current Report on Form 8-K is to recast certain financial and other information of the Partnership to include the financial position and results attributable to the January 2013 Acquisition and April 2013 Acquisition as if the Partnership had owned such assets for all periods presented in 2012 and 2011. Items 6, 7 and 8 of the Partnership’s 2012 Annual Report on Form 10-K filed with the SEC on March 13, 2013 (“2012 Form 10-K”) have been retrospectively updated to give effect to the acquisitions. There have been no revisions or updates to any other sections of the 2012 Form 10-K. The Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in Exhibit 99.2 has only been changed from its original presentation to give effect to the acquisitions. We have not otherwise updated the MD&A for activities, events or circumstances occurring after the date this item was originally presented.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP on Consolidated and Combined Financial Statements of LRR Energy, L.P.
23.2	Consent of Miller and Lents, Ltd.
23.3	Consent of Netherland, Sewell & Associates, Inc.
99.1	Selected Financial Data
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated and Combined Financial Statements of LRR Energy, L.P.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Submitted electronically herewith

In accordance with Rule 406T of Regulation S-T, the XBRL information in Exhibit 101 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

		By:	LRE GP, LLC,
its general partner

Date:	August 28, 2013	By:	/s/ Jaime R. Casas
		Name:	Jaime R. Casas
		Title:	Vice-President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP on Consolidated and Combined Financial Statements of LRR Energy, L.P.
23.2	Consent of Miller and Lents, Ltd.
23.3	Consent of Netherland, Sewell & Associates, Inc.
99.1	Selected Financial Data
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated and Combined Financial Statements of LRR Energy, L.P.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Submitted electronically herewith

In accordance with Rule 406T of Regulation S-T, the XBRL information in Exhibit 101 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.